UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2015, pursuant to Article VI of the articles of incorporation (as amended, the “Charter”) of Relmada Therapeutics, Inc. (the “Company”), the board of directors of the Company adopted the Second Amended and Restated Bylaws of the Company (the “Second A&R Bylaws”), effective immediately upon adoption. The Second A&R Bylaws amend certain provisions of the prior bylaws which were inconsistent with provisions of the Charter. Under Nevada law, in such circumstances, the provisions of the Charter are deemed to control. Additionally, the Second A&R Bylaws reduce the quorum required for the Company’s annual meeting of stockholders from a majority to thirty-four percent (34%) of the voting power of the shares of the Company and establish Nevada (the state of the Company’s incorporation) as the exclusive forum for litigation involving the Company, its directors and shareholders.

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Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws, effective as of November 20, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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